Paul Hastings Janofsky & Walker LLP
                        345 California Street, Suite 2900
                             San Francisco, CA 94104
                                 (415) 835-1600
                            facsimile (415) 217-5333


                                                June 25, 1998



  Rochdale Investment Trust
  570 Lexington Ave.
  New York, NY 10022-6837

       Re:       Rochdale Foundation Fund
                 Rochdale International Opportunity Fund

  Ladies and Gentlemen:

       We have acted as counsel to Rochdale Investment Trust, a Delaware business trust (the "Trust"), in connection with the Trust's Registration Statement filed on Form N-8A with the United States Securities and Exchange Commission (the "Registration Statement") and relating to the issuance by the Trust of an indefinite number of no par value shares of beneficial interest (the "Shares") of Rochdale Foundation Fund and Rochdale International Opportunity Fund, the initial two series of the Trust (the "Funds").

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

         1. the Trust's Certificate of Trust as filed with the Secretary of State of Delaware on March 10, 1998, certified to us as in effect on the date hereof;

         2. the Trust's Agreement and Declaration of Trust dated March 10, 1998 (the "Trust Instrument"), certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

         3. the By-laws of the Trust dated March 10, 1998, certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

         4. resolutions of the Trustees of the Trust adopted at a meeting on June 24, 1998, authorizing the establishment of the Funds and the issuance of the Shares;

         5. a certificate of an officer of the Trust concerning certain factual matters relevant to this opinion.

    In rendering our opinion below, we have not conducted an independent examination of the books and records of the Trust for the purpose of determining whether all of the Shares were fully paid prior to their issuance and do not believe it to be our obligation to do so.

    Our opinion is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 28 of Title 12 of the Delaware Code (the "Delaware Business Trust Act") and the case law interpreting such Chapter as reported in Delaware Laws Annotated (CSC The United States Corporation Company, April 1997) as updated on Lexis. We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

    Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash or other valid consideration at the per-share public offering price on the date of their issuance in accordance with statements in the Funds' Prospectus and in accordance with the Trust Instrument, (ii) all consideration for the Shares will be actually received by the Trust, and (iii) all applicable securities laws will be complied with, then it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable.

    This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

                        Very truly yours,

                        PAUL HASTINGS JANOFSKY & WALKER LLP